UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2009

BLACK HAWK EXPLORATION, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

333-119546
(Commission File Number)

27-0670160
(I.R.S. Employer Identification Number)

1174 Manitou Drive NW, PO Box 363
Fox Island, WA 98333
(Address of principal executive offices, including zip code)

(253) 549-4336
(Registrant's telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2009, the Board of Directors appointed Kevin M. Murphy as President and CEO, and Howard Bouch as the Chief Financial Officer and Secretary and as a members of the Board of Directors.

There are no family relationships among Mr. Murphy and the Registrant or Mr. Bouch and the Registrant.  There were no transactions or proposed transactions between the Company and Mr. Murphy nor the company and Mr. Bouch which would be required to be reported hereunder.  Following is a brief description of Mr. Murphy’s and Mr. Bouch’s business experience.

Mr. Murphy, age 62, is an international consultant, with many years of executive management experience in corporate reorganization, finance, administration, and new business development. He has served on the Board of Directors of several companies. Mr. Murphy serves as President and CEO of Wannigan Capital Corp. and as President and Director of Lone Mountain Mines, Inc. (formerly Wannigan Ventures/PC 9-11, Inc/iAudioCampus.com).  Mr. Murphy also serves as President and CEO of Silver Mountain Mines. . He is also President and Chairman of the Board of Directors of Greenleaf Forum International, Inc., a private investment banking firm. Mr. Murphy became CEO and Chairman of the Board of Absolute Future.Com, Inc. on August 15, 2001.  He applied for reorganization for Absolute Future.Com through the Federal Bankruptcy Courts January 31, 2002.  Mr. Murphy filed Bankruptcy in June of 2001. He is CEO and President of a private company, Neighborhood Choices, Inc., in the International Domain registration and resale industry. He is CEO and President of Evergreen Firewood, Inc., a private company in the Alternate Fuel industry. Mr. Murphy is an alumnus of the University of California (UCLA), Los Angeles School of Economics and the California State University (CSULA) at Los Angeles's School of Business, and is an Alumni of Sigma Alpha Epsilon.

Mr. Bouch, age 63, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968. Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972. Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world's 2nd largest) from 1972 - 1976. In 1976, Mr. Bouch returned to the UK and joined Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria, England from 1978 - 1984.  In 1984 Mr. Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch is a Director of Viavid Broadcasting Inc., a fully reporting, US Public Company, trading on the Pink Sheets under the symbol VVDB; also of UTEC, Inc. symbol UTEI.

On July 27, 2009, the Company received and accepted the resignations of Mr. Sterling McLeod.  The Board of Directors now consists of Kevin M. Murphy and Howard Bouch.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HAWK EXPLORATION INC..

By: /s/ Kevin Murphy
Kevin Murphy
President and CEO